                                                                    EXHIBIT 99.1

                       SIGNATURES FOR FORM 4

                       VERIZON COMMUNICATIONS INC.

                       By: /s/ William L. Horton, Jr., Esq.
                           ----------------------------------------------------
                       Name:  William L. Horton, Jr., Esq.
                       Title: Senior Vice President, Deputy General Counsel and
                              Corporate Secretary
                       Date:  April 7, 2011

                       VERIZON HOLDINGS INC.

                       By: /s/ J. Goodwin Bennett
                           ----------------------------------------------------
                       Name:  J. Goodwin Bennett
                       Title: Vice President - Deputy General Counsel and
                              Assistant Secretary
                       Date:  April 7, 2011